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                                                                   Exhibit 3.110

                                     BY-LAWS
                                     -------

                                       of
                                       --


                                WOLF COACH, INC.
                                ----------------


                                    ARTICLE I
                                    ---------

                                  Stockholders
                                  ------------

     1. Annual Meeting The annual meeting of the stockholders shall be held on the third Tuesday in September in each year (or if that is a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at nine o'clock in the forenoon, or at such other hour as shall have been fixed by the Board of Directors or by the President and stated in the notice of the meeting. The purposes for which an annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization, or by these By-laws, may be specified by the Board of Directors or by the President. If an annual meeting is not held in accordance with the foregoing provisions, a special meeting may be held in place thereof with all the force and effect of an annual meeting.

     2. Special Meetings Special meetings of the stockholders may be called by the Board of Directors or by the President. Upon the written application of one or more stockholders who hold at least ten (10%) per cent of the capital stock entitled to vote at a meeting, special meetings shall be called by the Clerk, or in case of the death, absence, incapacity, or refusal of the Clerk, by any other officer. The call for each special meeting shall state the date, hour, place, and the purposes of the meeting.

     3. Place of Meetings All meetings of the stockholders shall be held at the principal office of the corporation unless a different place (within the United States) is fixed by the Board of Directors or by the President and stated in the notice of the meeting.

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                                                                               2



     4. Notice of Meetings A written notice of every meeting, annual and special, of the stockholders, stating the place, date, and hour thereof, and the purposes for which the meeting is to be held, shall be given by the Clerk, or by an Assistant Clerk, Secretary, or an Assistant Secretary, if there is one, or by the person calling the meeting, at least seven days before the meeting, to each stockholder entitled to vote thereat and to each stockholder, who by law, by the Articles of Organization, or by these By-laws is entitled to such notice, by leaving such notice with him or at his residence or usual place of business or by mailing it postage prepaid and addressed to such stockholder at his address as it appears upon the records of the corporation. Notice need not be given to a stockholder if a written waiver of notice, executed before or after the meeting by such stockholder or by his attorney thereunto authorized, is filed with the records of the meeting.

     5. Quorum The holders of a majority in interest of all stock issued, outstanding, and entitled to vote shall be required to constitute a quorum for the transaction of business at all meetings of the stockholders, but in the absence of a quorum, any meeting may be adjourned from time to time, and the meeting may be held as adjourned without further notice; except that, if two or more classes of stock are outstanding and entitled to vote as separate classes, then in the case of each class, a quorum shall consist of the holders of a majority in interest of the stock of that class issued, outstanding, and entitled to vote.

6. Voting and Proxies At all meetings of the stockholders, each stockholder entitled to vote shall have one vote for each share of stock entitled to vote and a proportionate vote for each fractional share entitled to vote held by him of record according to the records of the corporation, unless otherwise provided by law or by the Articles of Organization. Stockholders entitled to vote may vote either in person or by written proxy which need not be sealed or

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                                                                               3


attested, but which is dated not more than six months before the meeting named therein. Proxies shall be filed with the Clerk of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons named therein to vote at any adjournment of such meeting, but shall not be valid after the final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

     7. Action at Meeting When a quorum is present at any meeting of the stockholders, a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter), except where a larger vote is required by law, by the Articles of Organization, or by these By-laws, shall decide any matter to be voted on by the stockholders. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. The corporation shall not directly or indirectly vote any share of its stock, nor shall any stock be voted if any installment of the subscription therefor has been duly demanded by the corporation and is overdue and unpaid.

     8. Action without Meeting Any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action by a

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                                                                               4


writing filed with the records of the meetings of stockholders. Such consent shall be treated.for all purposes as a vote at a meeting.

                                   ARTICLE II
                                   ----------

                             The Board of Directors
                             ----------------------

     1. Powers The business of the corporation shall be managed by a Board of Directors who may exercise all the powers of the corporation, except as otherwise provided by law, by the Articles of Organization, or by these By-laws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

     2. Membership and Election The Board of Directors shall consist of at least three members. The exact number shall be determined at the first meeting of the incorporators and thereafter at each annual meeting of the stockholders (subject to change as provided in Section 4 of this Article II). The incorporators shall elect the initial directors at their first meeting, and, thereafter, at each annual meeting of the stockholders the directors shall be elected by such stockholders as have the right to vote for the election of directors. No director need be a stockholder.

     3. Vacancies Any vacancy in the Board of Directors, however occurring, may be filled by the stockholders or, in the absence of stockholder action, by vote of a majority of the directors then in office.

     4. Enlargement of the Board The number constituting the Board of Directors may be increased and one or more additional directors elected at any special meeting of the stockholders or by the Board of Directors by vote of a majority of the directors then in office.


     5. Tenure Except as otherwise provided by law, by the Articles of Organization, or by these By-laws, directors shall hold office until the next annual meeting of the stockholders

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                                                                               5

and thereafter until their successors are chosen and qualified. Any director may resign by delivering his written resignation to the corporation at its principal office or to the President, Clerk or Treasurer. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     6. Removal A director may be removed from office (a) with or without cause by vote of the holders of a majority of the shares of stock entitled to vote in the election of directors, provided that the directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of such class or (b) for cause by vote of a majority of the directors then in office. A director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

     7. Meetings Regular meetings of the Board of Directors may be held without call or notice at such places and at such times as the Board of Directors may from time to time determine, provided that any director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the directors may be held without a call or notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders. Special meetings of the directors may be held upon the oral or written call therefor by the President, Treasurer, or two or more directors, designating the time, date, and place thereof.

     8. Notice of Special Meetings Notice of the time, date, and place of all special meetings of the Board of Directors shall be given to each director by the Secretary or an Assistant Secretary, or, if there be no Secretary or Assistant Secretary, by the Clerk or an Assistant Clerk, or, in case of the death, absence, incapacity, or refusal of such persons, by the officer or one of the directors calling the meeting. Notice shall be given to each director either in

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                                                                               6


person or by telephone, or by telegram sent to his business or home address at least twenty-four hours in advance of the meeting, or by written notice mailed to his business or home address at least forty-eight hours in advance of the meeting. Notice need not be given to any director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement of the lack of notice to him. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

     9. Quorum At any meeting of the Board of Directors, a majority of the directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice.

     10. Action at Meeting At any meeting of the Board of Directors at which a quorum is present, a majority of those present may take any action on behalf of the Board of Directors except to the extent that a larger number is required by law, by the Articles of Organization, or by these By-laws.

     11. Action Without Meeting Any action by the Board of Directors may be taken without a meeting if a written consent thereto is signed by all the directors then in office and filed with the records of the meetings of the Board of Directors. Such consent shall be treated as a vote of the Board of Directors for all purposes.

     12. Committees The Board of Directors may, by vote of a majority of the Directors then in office, elect from its number an Executive Committee or other committees and may by like vote delegate thereto some or all of its powers except those which by law, by the Articles of Organization, or by these By-laws it is prohibited from delegating. In no event shall the following powers be delegated by the Board of Directors to any committee established by it:

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                                                                               7


          1.   The power to change the principal office of the corporation;

          2.   The power to amend these By-laws;

          3.   The power to issue stock;

          4. The power to establish and designate series of stock and to fix and determine the relative rights and preferences of any series of stock;

          5. The power to elect officers required by law, by the Articles of Organization, or by these By-Laws to be elected by the stockholders or the directors and the power to fill vacancies in any such offices;

          6. The power to change the number of members constituting the Board of Directors and the power to fill vacancies in the Board of Directors;

          7. The power to remove officers from office or directors from the Board of Directors;

          8. The power to authorize the payment of any dividend or distribution to stockholders;

          9. The power to authorize the reacquisition for value of stock of the corporation;

          10.  The power to authorize a merger of the corporation.

     Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but, unless otherwise provided by the Board of Directors or in such rules, its business (including the record of its meetings) shall be conducted as nearly as may be in the same manner as is provided by these By-laws for the Board of Directors. Each such committee shall report its action to the Board of Directors, which shall

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                                                                               8


have the power to rescind any action taken, provided however, in the case of the Executive Committee no such rescission shall have retroactive effect.

                                   ARTICLE III
                                   -----------

                                    Officers
                                    --------

     1. Enumeration The officers of the corporation shall consist of a President, a Treasurer, a Clerk, and such other officers, including a Chairman of the Board, a General Manager, a Secretary, a Controller, and one or more Vice Presidents, Assistant Treasurers, Assistant Clerks, and Assistant Secretaries as the Board of Directors may determine.

     2. Election The President, Treasurer and Clerk shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be chosen by the Board of Directors at such meeting or at any other meeting.

     3. Qualification No officer need be a stockholder, and only the President and the Chairman of the Board, if one be elected, need be a director. Any two or more offices may be held by the same person, provided that the President and Clerk shall not be the same person. The Clerk shall be a resident of Massachusetts, unless the corporation has a Resident Agent appointed for the purpose of service of process. Any officer may be required by the Board of Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Board of Directors may determine.

     4. Tenure Except as otherwise provided by law, by the Articles of Organization, or by these By-laws, the President, the Treasurer, and the Clerk shall hold office until the first meeting of the Board of Directors following the annual meeting of stockholders and until their respective successors are chosen and qualified; and all other officers shall hold office until the first meeting of the Board of Directors following the annual meeting of stockholders, unless a shorter term is specified in the vote choosing or appointing them. Any officer may resign by


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                                                                               9


delivering his written resignation to the corporation at its principal office or to the President, Clerk, or Treasurer, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     5. Removal The Board of Directors may remove any officer with or without cause, provided that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors.

     6. Vacancies Any vacancy, however arising, in any office, may be filled for the unexpired portion of the term thereof by the Board of Directors.


     7. Chairman of the Board, President, and Vice Presidents The Chairman of the Board, if elected, shall preside at all meetings of the Board of Directors (and of the stockholders if the President be absent or decline to preside) and shall perform such other duties and have such other powers as may be designated from time to time by the Board of Directors. The President shall be the chief executive officer of the corporation, shall, subject to the direction of the Board of Directors, have general supervision and control of the business of the corporation, shall preside at all meetings of the stockholders (and of the Board of Directors if no Chairman of the Board is elected, or if elected be absent or decline to preside), and shall perform such other duties and have such other powers as may be designated from time to time by the Board of Directors. Each Vice President shall perform such duties and have such powers as may be designated from time to time by the Board of Directors.

     8. Treasurer and Assistant Treasurers The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of account of the affairs of the corporation. He shall have custody of all funds, securities, and valuable documents of the corporation, except as the Board


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                                                                              10



of Directors may otherwise provide. In addition, he shall perform such other duties and have such other powers as may be designated from time to time by the Board of Directors. Each Assistant Treasurer shall perform such duties and have such powers as may be designated from time to time by the Board of Directors.

     9. Clerk and Assistant Clerks The Clerk shall attend and keep a record of all the meetings of stockholders. In case a Secretary or an Assistant Secretary is not elected, the Clerk shall attend and keep a record of all the meetings of the Board of Directors. In addition, the Clerk shall perform such other duties and have such other powers as may be designated from time to time by the Board of Directors. Each Assistant Clerk shall perform such duties and have such powers as may be designated from time to time by the Board of Directors. In the absence of the Clerk from any meeting of the stockholders, an Assistant Clerk, if one is elected, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk at such meeting. Unless a Transfer Agent is appointed, the Clerk shall keep or cause to be kept, at the principal office of the corporation in Massachusetts or at his office if in Massachusetts, or if his office is not in Massachusetts, at the office of the Resident Agent, the stock and transfer records of the corporation, in which are contained the names of all stockholders and the record address and the amount of stock held by each.

     10. Secretary and Assistant Secretaries If a Secretary is elected, he shall attend and keep a record of all the meetings of the Board of Directors. In addition, he shall perform such other duties and have such other powers as may be designated from time to time by the Board of Directors. Each Assistant Secretary shall perform such duties and have such powers as may be designated from time to time by the Board of Directors. In the absence of the Secretary, an Assistant Secretary, if one is elected and present, or the Clerk if he is present, or an Assistant


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                                                                              11


Clerk if one is elected and present, otherwise a Temporary Secretary designated by the person presiding at a meeting of the Board of Directors shall perform the duties of the Secretary at such meeting.

     11. Other Officers Each other officer, including a General Manager and a Controller, if any, that may be elected by the Board of Directors shall perform such duties and have such powers as may be designated from time to time by the Board of Directors.

     12. Other Powers and Duties Each officer shall, subject to these By-laws, and in addition to the duties and powers specifically set forth in these By-laws, have such duties and powers as are customarily incident to his office. The exercise of any power which by law, by the Articles of Organization, or by these By-laws, or under any vote of the stockholders or the Board of Directors, may be exercised by an officer of the corporation only in the event of absence of another officer or any other contingency, shall bind the corporation in favor of'anyone relying thereon in good faith, whether or not such absence or contingency existed.

                                   ARTICLE IV
                                   ----------

                                  Capital Stock
                                  -------------

     1. Certificates of Stock Each stockholder shall be entitled to a certificate of the capital stock of the corporation stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as may be prescribed from time to time by the Board of Directors. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a Transfer Agent or Registrar, other than a director, officer, or employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed on any such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its


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                                                                              12


issue. Every certificate for shares of stock, which are subject to any restriction on transfer pursuant to the Articles of Organization, these By-laws, or any agreement to which the corporation is a party, shall. have the restriction noted conspicuously on the certificate and shall also set forth on its face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy of such restriction to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications, and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications, and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

     2. Transfers Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its Transfer Agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the corporation or its Transfer Agent may reasonablyt require.

     3. Record Holder Except as may be otherwise required by law, by the Articles of Organization, or by these By-laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge, or other disposition of such stock, until the shares have been transferred on the books of the corporation

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                                                                              13


in accordance with the requirements of these By-laws. It shall be the duty of each stockholder to notify the corporation of his latest post office address.

     4. Record Date The Board of Directors may fix in advance a time of not more than sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution, or the right to give such consent or dissent. In such case, only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date, the Board of Directors may for all or any of such purposes close the transfer books for all or any part of such period.

     5. Replacement of Certificates In case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

     6. Issue of Stock Unless otherwise voted by the stockholders, the whole or any part of any unissued balance of the authorized capital stock of the corporation, or the whole or any part of any capital stock of the corporation held in its treasury, may be issued or disposed of by vote of the Board of Directors to such persons, in such manner, for such consideration (whether cash, property, good will, services, or expenses, or as a stock dividend), and on such terms as the Board of Directors may determine from time to time, without first offering the same for subscription to stockholders of the corporation.



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                                    ARTICLE V
                                    ---------

                    Indemnification of Directors and Officers
                    -----------------------------------------

         The corporation shall indemnify each person now or hereafter elected or appointed a director or officer of the corporation (including each person who serves at its request as a director or officer of any other organization in which the corporation has any interest, as a stockholder, creditor, or otherwise) against all expense reasonably incurred or paid by him in connection with the defense or disposition of any actual or threatened claim, action, suit, or proceeding (civil, criminal, or other, including appeals) in which he may be involved as a party or otherwise by reason of his having served in any such capacity, or by reason of any action or omission or alleged action or omission (including those ante-dating the adoption of these By-laws) by him while serving in any such capacity; except for expense incurred or paid by him (i) with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in the reasonable belief that his action was in the best interests of the corporation, or (ii) with respect to any matter as to which he shall agree or be ordered by any court of competent jurisdiction to make payment to the corporation, or (iii) which the corporation shall be prohibited by law or by order of any court of competent jurisdiction from indemnifying him.

         No matter disposed of by settlement, compromise, or the entry of a consent decree, nor a judgment of conviction or the entry of any plea in a criminal proceeding, shall of itself be deemed an adjudication of not having acted in the reasonable belief that the action taken or omitted was in the best interests of the corporation. The term "expense" shall include, without limitation, settlements, attorneys' fees, costs, judgments, fines, penalties, and other liabilities. The right of indemnification herein provided for shall be severable, shall be in addition to any other right which any such person may have or obtain, shall continue as to any such person who


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                                                                              15



has ceased to be such director or officer and shall inure to the benefit of the heirs and personal representatives of any such person.


                                   ARTICLE VI
                                   ----------

                            Miscellaneous Provisions
                            ------------------------

     1. Fiscal Year Except as from time to time otherwise determined by the Board of Directors, the fiscal year of the corporation shall begin on May 1st and end on April 30th in each year.

     2. Seal The seal of the corporation shall, subject to alteration by the Board of Directors; bear its name, the word "Massachusetts", and year of its incorporation.


     3. Execution of Instruments All deeds, leases, transfers. contracts, bonds, notes, and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the President or the Treasurer except as the Board of Directors may generally or in particular cases otherwise determine.

     4. Voting of Securities Except as the Board of Directors may otherwise designate, the President or Treasurer may waive notice of and act on behalf of the corporation, or appoint any person or persons to act as proxy or attorney in fact for this corporation (with or without discretionary power and/or power of substitution) at any meeting of stockholders or shareholders or beneficial owners of any other corporation or organization, any of the securities of which may be held by this corporation.


     5. Corporate Records The original, or attested copies, of the Articles of Organization, By-laws, and records of all meetings of the incorporators and stockholders and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation or at an office of its Transfer Agent, Clerk, or Resident Agent. Said


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                                                                              16



copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose but not to secure a list of stockholders or other information for the purpose of selling said list or information or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.


     6. Power to Contract with the Corporation In the absence of fraud, (a) no contract or other transaction between this corporation and one or more of its stockholders, directors, or officers, or between this corporation and any other corporation or other organization in which one or more of this corporation's stockholders, directors, or officers are stockholders, directors, or officers, or are otherwise interested, and (b) no other contract or transaction by this corporation in which one or more of its stockholders, directors, or officers is otherwise interested, shall be in any way affected or invalidated even though the vote or action of the stockholders, directors, or officers having such interests (even if adverse) may have been necessary to obligate this corporation upon such contract or transaction; provided the nature of such interest (though not necessarily the extent or details thereof) shall be disclosed or shall have been known to at least a majority of the directors then in office; and no stockholder, director, or officer having such interest (even if adverse) shall be liable to this corporation, or to any stockholder or creditor thereof, or to any other person for any loss incurred by it under or by reason of such contract or transaction, nor shall any such stockholder, director, or officer be accountable for gains or profits realized thereon, or disqualified from owning or continuing to own stock of this corporation, or serving or continuing to serve as a director or officer thereof. Any stockholder, director, or officer in any way interested in any contract or transaction described in the foregoing sentence shall be deemed to have satisfied any requirement for disclosure thereof to the directors if he gives to at least a majority of the directors then in office a general notice that he is or may be so interested.

     7. Evidence of Authority A certificate by the Clerk, the Secretary, or an Assistant Clerk or Secretary as to any action taken by the stockholders, directors, or any officer or representative of the corporation shall, as to all who rely thereon in good faith, be conclusive evidence of such action.

     8. Ratification Any action taken on behalf of the corporation by a director or any officer or representative of the corporation which requires authorization by the stockholders or by the Board of Directors shall be deemed to have been duly authorized if subsequently ratified by the stockholders, if action by them was necessary for authorization, or by the Board of Directors, if action by it was necessary for authorization.

     9. Articles of Organization All references in these By-laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the corporation, as amended, and in effect from time to time.

                                   ARTICLE VII
                                   -----------

                                   Amendments
                                   ----------

         The power to make, amend, or repeal these By-laws, in whole or in part, shall be in both the stockholders and the Board of Directors. Such power may be exercised by the stockholders at any meeting of the stockholders by vote of a majority of the stock represented at such meeting and entitled to vote thereat, provided that the notice for such meeting indicated a change in the By-laws was to be considered (but it shall not be necessary that such notice contain the subject matter of the proposed by-law change, unless the same shall be required by law, by the Articles of Organization, or by these By-laws). Such power may be exercised by the Board of Directors by vote of a majority of the directors then in office, provided that:

     (a) The Board of Directors may not make any new by law or amend or repeal any provision of these By-laws which by-law, by the Articles of Organization, or by these By-laws requires action by the stockholders;

     (b) The Board of Directors may not make any new by law or amend or repeal any provision of these By-laws which alters the procedure for making; amending, or repealing these By-laws;

     (c) Any new by-law or any amendment or repeal of any provision of these By-laws made or adopted by the Board of Directors may be amended or repealed by the stockholders;

     (d) Not later than the time of giving notice of the meeting of stockholders next following the making of any new by-law or the amending or repealing of any provision of these By-laws by the Board of Directors, notice thereof stating the substance of such new by-law or of such amendment or repeal shall be given to all stockholders entitled at the time of such notice to vote on amending these-By-laws.

         In no event shall any change be made by the stockholders or by the Board of Directors in the date fixed in these By-laws for the annual meeting of the stockholders within sixty (60) days before the date stated in these By-laws; and, if any change in such annual meeting date be made without such sixty (60) day period, notice of such change of date shall be given to all stockholders at least twenty (20) days before the new date fixed for such meeting.

                                WOLF COACH, INC.
                                ----------------

                         CONSENT TO ACTS OF INCORPORATOR
                         -------------------------------

         The undersigned, being the incorporator of WOLF COACH, INC., pursuant to Massachusetts General Laws, Chapter 156B, Section 12, hereby consents to havethe following action treated as votes of the incorporator of WOLF COACH, INC. and to have this written consent filed with the records of the meetings of the incorporator as evidence thereof:

     VOTED: To fix the number of initial directors of the Corporation at three and to elect the following persons as directors and as President, Treasurer and Clerk of the Corporation:


            Paul J. Wolf                                Director and
                                                        President

            David J. Milliken                           Director and
                                                        Treasurer

            Richard P. Houlihan, Jr.                    Director and
                                                        Clerk

     VOTED: To authorize the President to execute the Articles of Organization of the Corporation, in the form attached hereto and made a part hereof, and thereupon to submit the same, together with the proper fee thereon, to the Secretary of the Commonwealth for his approval and filing.

     VOTED: To adopt as the By-Laws of the Corporation those By-Laws attached hereto and made a part hereof.

     VOTED: To adopt as the seal of the Corporation the form of seal, an imprint of which appears at the bottom of this page.

     VOTED: To adopt as the certificate for Common Stock of the Corporation the form of certificate attached hereto and made a part hereof.

     VOTED: To authorize the President to establish a checking account in the name of the Corporation with the Northborough National Bank, Northborough, Massachusetts; to authorize the President, the Treasurer and Normand J. Wilhelmy, signing singly, as authorized signatories for said account; and to adopt any resolution or vote required of the Corporation to establish said account and to constitute the aforesaid persons as authorized signatories thereto, such resolution or vote to be made a part hereof as if set forth in full herein.

     VOTED: To authorize the President, the Treasurer, and Normand J. Wilhelmy as authorized agent, and each of them signing singly, (a) to negotiate and procure loans in the name of and on behalf of the Corporation from the Northborough National Bank, Northborough, Massachusetts, up to an amount not exceeding $100,000, (b) to discount with said Bank commercial or other business paper belonging to the Corporation and made or drawn upon third parties, without limit as to amount, (c) to give security for any liabilities of the Corporation to said Bank by pledge or assignment or by a lien upon any real or personal property, tangible or intangible, of the Corporation, and (d) to execute in such form as may be required by said Bank all notes and other evidences of such loans and all instruments of pledge, assignment or lien; and to adopt any resolution or vote required of the Corporation by said Bank to constitute the aforesaid persons as authorized to exercise the aforesaid powers, such resolution or vote hereby made a part hereof as if set forth in full herein.

     VOTED: To adopt prior to the offer and sale of the Corporation's stock, a plan whereby 7,500 shares of the Corporation's authorized shares of Common Stock, no par value, may be issued in accordance with Section 1244 of the Internal Revenue Code of 1954, as amended, and that the Plan, a copy of which is annexed hereto and hereby made a part hereof, be and hereby is adopted as the Plan authorized by this vote.

     VOTED: To authorize the officers of the Corporation and Normand J. Wilhelmy as agent of the Corporation, and each of them hereby is authorized and empowered to execute on behalf of and in the name of the Corporation a Purchase and Sale Agreement in the form attached hereto, by and between the Corporation and Paul J. Wolf, whereby the Corporation will purchase the entire business and related assets of said Paul J. Wolf d/b/a Wolf Coach in consideration for 760 shares of the Corporation's Common Stock and the assumption by the Corporation of certain liabilities of said Paul Wolf, all as more fully set forth in said Purchase and Sale Agreement.

     VOTED: To issue to Paul J. Wolf, at the Closing of the transactions referred to in said Purchase and Sale Agreement, 760 shares of the Corporation's Common Stock pursuant to the Section 1244 Plan hereinabove adopted.

     VOTED: To authorize the officers of the corporation and Normand J. Wilhelmy as agent of the Corporation and each of them hereby is authorized and empowered to execute such writings and take such other actions as any of them deems necessary or advisable to effectuate any of the matters hereinabove authorized.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand as incorporator as of the 20th day of May, 1971.

                                  /s/ Paul J. Wolf
                                  ----------------------------------------------
                                  Paul J. Wolf